N-SAR Exhibit Item 77Q
Oppenheimer Global Strategic Income Fund

Post-Effective Amendment No. 53 to the Registration Statement of Oppenheimer Global Strategic Income Fund (the “Registrant”), filed with the Securities and Exchange Commission on May 27, 2015 (Accession Number 0000728889-15-000693), includes the following, which is hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Sub-Subadvisory Agreement dated May 1, 2015.